UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Antares Pharma, Inc. (the “Company”) was held on June 2, 2016. The following proposals, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 22, 2016, were voted on at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.	The nominees for election as Class III directors of the Company’s Board of Directors, each for a three year term, were elected based upon the following vote:

Nominee	For	Withheld	Broker Non-Votes
1. Robert F. Apple	58,904,363	2,028,420	66,732,710
2. Thomas J. Garrity	56,570,900	4,361,883	66,732,710
3. Dr. Jacques Gonella	58,630,964	2,301,819	66,732,710

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
55,021,586	4,881,359	1,029,838	66,732,710

3.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved based upon the following votes:

For	Against	Abstain
124,289,071	2,187,651	1,188,771

4.	The proposal to approve and adopt an amendment and restatement of the Company’s 2008 Equity Compensation Plan was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
54,767,887	5,765,751	399,145	66,732,710

5.

The proposal to approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company from 203,000,000 to 303,000,000 shares in order to increase the number of authorized shares of common stock, par value $0.01 per share, of the Company from 200,000,000 to 300,000,000 shares, was approved based upon the following vote:

For	Against	Abstain
103,302,854	22,983,434	1,379,205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	June 7, 2016	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary